UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2013

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) TECO Energy, Inc. (the “Corporation”) held its annual meeting of shareholders on May 1, 2013.

(b) Based upon the votes reported below, the shareholders elected all of the Corporation’s nominees for director; ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditor for 2013; approved, on an advisory basis, the compensation of the Corporation’s named executive officers; and did not approve the shareholder proposal.

Election of Directors

Director	For	Against	Abstentions	Broker Non-Votes
John B. Ramil	134,571,525	1,951,073	1,398,428	57,604,334
Tom L. Rankin	133,914,963	2,458,907	1,547,156	57,604,334
William D. Rockford	133,909,924	2,181,192	1,829,910	57,604,334

Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as Independent Auditors for 2013

For	Against	Abstentions	Broker Non-Votes
191,790,777	2,545,488	1,189,095	0

Advisory Approval of Executive Compensation

For	Against	Abstentions	Broker Non-Votes
126,967,720	7,676,514	3,276,792	57,604,334

Shareholder Proposal Regarding Amendment of the Corporation’s Equal Employment Opportunity Policy

For	Against	Abstentions	Broker Non-Votes
29,600,784	95,476,691	12,843,551	57,604,334

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)